UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 26, 2012

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	005-54384	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida		33913
(Address of principal executive offices)		(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2012, NeoGenomics, Inc. (the “Company”), NeoGenomics Laboratories, Inc. (“NeoGenomics Laboratories” or the “Borrower”), a wholly-owned subsidiary of the Company, and CapitalSource Finance LLC (“Capital Source”), entered into a First Amendment to Amended and Restated Revolving Credit and Security Agreement (the “Amendment”). The Amendment amended the Amended and Restated Revolving Credit and Security Agreement dated April 26, 2010 among the Company, Borrower and Capital Source (the “Agreement”) to, among other things:

I.)	Increase the maximum principal amount of the revolving credit facility (the “Facility Cap”) to $8.0 million from $5.0 million; provided, that the Borrower may request to increase the Facility Cap twice during the term of the Agreement in increments of $1.0 million to a maximum of $10,000,000;

II.)	Extend the term of the Agreement to March 26, 2015;

III.)	Revise the definition of “Minimum Termination Fee” to be:

a.	2.5% of the Facility Cap if the “Revolver Termination” (as defined in the Agreement) is at any time before March 26, 2013;

b.	1.5% of the Facility Cap if the Revolver Termination is after March 26, 2013 but before March 26, 2014;

c.	0.5% of the Facility Cap if the Revolver Termination is on or after March 26, 2014; and

d.	That there shall be no Minimum Termination Fee if the Revolver Termination occurs within five (5) days of the end of the term.

IV.)	Modify the definition of “Permitted Indebtedness” and “Fixed Charge Coverage Ratio”; and

V.)	Amend Section 3.1 of the Agreement by deleting “the LIBOR shall be not less than 2.0%” and replacing it with “the LIBOR shall be not less than 1.0%”.

The Borrower also paid Capital Source a commitment fee of $80,000.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

99.1	Press Release of NeoGenomics, Inc. dated March 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George Cardoza
George Cardoza
Chief Financial Officer

Date: March 28, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press Release of NeoGenomics, Inc. dated March 28, 2012